Exhibit 32

The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350 and in accordance with SEC Release No. 33-8238. These certifications shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Maui Land & Pineapple Company, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, David C. Cole and Fred W. Rickert, respectively, the Chairman, President & Chief Executive Officer and Vice President/Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



  /S/ DAVID C. COLE
David C. Cole
Chairman, President & Chief Executive Officer
(Principal Executive Officer)


November 12, 2004
Date



 /S/ FRED W. RICKERT
Fred W. Rickert
Vice President/Chief Financial Officer
(Principal Financial Officer)


November 12, 2004
Date

A signed original of this written statement required by
Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange
Commission or its staff upon request.